UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024

GARRETT MOTION INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-38636	82-4873189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

La Pièce 16 Rolle, Switzerland	1180
(Address of Principal Executive Offices)	(Zip Code)

+41 21 695 30 00

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

General

On May 21, 2024, Garrett Motion Inc. (the “Company”) announced today the completion of the previously announced offering by Garrett Motion Holdings Inc. (“GMHI”) and Garrett LX I S.à r.l. (“Garrett LX I” and, together with GMHI, the “Issuers”), the Company’s wholly owned subsidiaries, of $800.0 million in aggregate principal amount of 7.750% Senior Notes due 2032 (the “2032 Notes”). The 2032 Notes were issued pursuant to an indenture, dated as of May 21, 2024 (the “Indenture”), among the Issuers, the Company, the subsidiary guarantors party thereto from time to time (together with the Company, the “Guarantors”), and Wilmington Trust, National Association, as trustee (the “Trustee”).

The 2032 Notes bear interest at a fixed rate of 7.750% per annum, accruing from May 21, 2024. Interest is payable semiannually in arrears on May 31 and November 30 of each year, commencing on November 30, 2024. The 2032 Notes will mature on May 31, 2032. The 2032 Notes are senior unsecured obligations of the Issuers. The 2032 Notes are fully and unconditionally guaranteed, jointly and severally, by each of the Guarantors. The guarantees are senior unsecured obligations of the Guarantors.

The proceeds from the sale of the 2032 Notes, together with cash on hand, will be used to repay approximately $800 million of term loan indebtedness under the Company’s senior secured facilities, in accordance with the terms thereof, and to pay related fees and expenses.

Redemption

The Issuers may redeem some or all of the 2032 Notes at its option prior to May 31, 2027, at a redemption price equal to 100% of the principal amount of the 2032 Notes redeemed, plus a customary “make-whole” premium described in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

At any time prior to May 31, 2027, the Issuers may also redeem up to 40% of the aggregate principal amount of the 2032 Notes with funds in an aggregate amount not to exceed the net cash proceeds from certain equity offerings at a redemption price equal to 107.750% of the principal amount of the 2032 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Issuers may redeem the 2032 Notes at its option, in whole at any time or in part from time to time, at the following redemption prices: from May 31, 2027, to May 30, 2028, at a redemption price equal to 103.875% of the principal amount, plus accrued and unpaid interest, if any, to but excluding the redemption date; from May 31, 2028, to May 30, 2029, at a redemption price equal to 101.938% of the principal amount, plus accrued and unpaid interest, if any, to but excluding the redemption date; and from May 31, 2029, and thereafter at a redemption price equal to 100.000% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Additionally, the Issuers may redeem all, but not part, of the 2032 Notes upon the occurrence of specified tax events as described in the Indenture.

Certain Covenants

The Indenture contains covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to incur certain additional debt, incur certain liens securing debt, pay certain dividends or make other restricted payments, make certain investments, make certain asset sales, and enter into certain transactions with affiliates. These covenants are subject to a number of exceptions, limitations, and qualifications as set forth in the Indenture. Additionally, upon the occurrence of a “Change of Control Triggering Event” (as defined in the Indenture), the Company will be required to make an offer to repurchase all of the outstanding 2032 Notes at a price in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any, to, but excluding, the purchase date.

The Indenture also contains customary events of default.

The 2032 Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or to non-U.S. investors in reliance on Regulation S under the Securities Act. The 2032 Notes were not, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The foregoing description of the Indenture is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendments to Credit Agreement

On May 21, 2024, the Company entered into Amendment No. 4 (the “Fourth Amendment”) and Amendment No. 5 (the “Fifth Amendment” and, together with the Fourth Amendment, the “Amendments”) to that certain Credit Agreement, dated as of April 30, 2021, by and among the Company, GMHI, Garrett LX I, Garrett Motion Sàrl (the “Swiss Borrower”), the lenders and issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (as amended by the First Amendment, dated as of January 11, 2022, the Second Amendment, dated as of March 22, 2022, and the Third Amendment, dated as of April 27, 2023, the “Credit Agreement,” and as amended by the Amendments, the “Amended Credit Agreement”).

The Fourth Amendment (i) removes the credit spread adjustment with respect to certain US-dollar denominated term loan borrowings that are Term Benchmark Loans (as defined in the Amended Credit Agreement) and (ii) reduces the Applicable Rate (as defined in the Amended Credit Agreement) on certain US dollar-denominated term loans to 2.75% for Term Benchmark Loans and 1.75% for ABR Loans (as defined in the Amended Credit Agreement). The Fifth Amendment increases the amount of revolving loan commitments available to the Swiss Borrower under the Credit Agreement by $30,250,000 (the “Incremental Revolving Commitment”) to an aggregate amount of $600,000,000. The Incremental Revolving Commitment has the same terms and is subject to the same conditions applicable to revolving loans generally under the Credit Agreement.  The other material terms of the Credit Agreement remain unchanged.

The description of the Amendments contained in this Item 1.01 do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Fourth Amendment and Fifth Amendment filed as Exhibits 10.1 and 10.2, respectively, hereto and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above under the subheading “Amendments to Credit Agreement” is hereby incorporated by reference in response to this Item.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements including, without limitation, certain statements regarding the 2032 Notes. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, those described in our annual report on Form 10-K for the year ended December 31, 2023, as well as our other filings with the Securities and Exchange Commission, under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ materially from those envisaged by our forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

4.1	Indenture, dated as of May 21, 2024, among Garrett Motion Holdings Inc., Garrett LX I S.à r.l., Garrett Motion Inc., the subsidiary guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee.
10.1	Amendment No. 4, dated May 21, 2024, to the Credit Agreement, dated April 30, 2021, among Garrett Motion Inc., Garrett LX I S.à r.l., Garrett Motion Holdings, Inc., Garrett Motion Sàrl, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
10.2	Amendment No. 5, dated May 21, 2024, to the Credit Agreement, dated April 30, 2021, among Garrett Motion Inc., Garrett LX I S.à r.l., Garrett Motion Holdings, Inc., Garrett Motion Sàrl, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARRETT MOTION INC.

By:	/s/ Sean Deason
	Name:	Sean Deason
	Title:	Senior Vice President and Chief Financial Officer

Date: May 21, 2024